                                                                    Exhibit 99.1


                               [GRAPHIC OMITTED]
                                USA NETWORKS INC



FOR IMMEDIATE RELEASE                                           OCTOBER 24, 2001

                14% EBITDA GROWTH FROM USA'S OPERATING BUSINESSES

    INTERNET COMMERCE GROUP INCREASES REVENUE BY 70% AND EBITDA BY 88% IN Q3

           USA PLANS FOR 15% GROWTH IN 2002 AMIDST A TOUGH ENVIRONMENT

NEW YORK, October 24, 2001 - USA Networks, Inc. (NASDAQ: USAI) reported results today for its quarter ended September 30, 2001. Highlights are presented on a pro forma comparative basis to the same period last year.

o USA's OPERATING BUSINESSES increased EBITDA by 14% to $245.6 million on 15% higher revenue of $1.221 billion. These results are within the range of expectations set forth by the company following the national tragedy. Prior to the events of 9/11, the Operating Businesses were on track to exceed their original guidance of 25% EBITDA growth.

o CABLE AND STUDIOS increased revenue by 19% to $398.2 million and EBITDA by 31% to $155.2 million. Approximately half this growth resulted from a favorable adjustment relating to affiliate fees. And contributing to Studios USA's performance is the unprecedented franchise breadth of LAW & ORDER, which now has three primetime dramas on NBC.

o HSN grew its revenue in the United States by 8% to $396.4 million and decreased EBITDA by 9% to $48.9 million. Its Q3 results were impacted by a dramatic, but relatively short-lived, decline in viewership following the national tragedy. HSN.com increased revenue by 246% to $33 million in Q3, and now represents nearly 10% of HSN's on air sales.

o HSN's performance in Germany was disappointing in part due to operating challenges associated with the addition of 4 live hours of programming earlier this year. Its EBITDA fell to a loss of $5 million, on 4% lower revenue in Q3.

o HOTEL RESERVATIONS NETWORK had a record quarter, increasing revenue by 60% to $151.2 million and EBITDA by 57% to $21.8 million. HRN expanded into 25 new cities and increased its number of affiliates to nearly 22,800 during Q3.

o TICKETMASTER increased ticketing EBITDA by 14% to $19 million on 7% higher revenue of $133.9 million. Online ticket sales accounted for 31.9% of total tickets sold by Ticketmaster, compared to 25.6% in Q3 '00.

o MATCH, one of the company's top-growth assets, increased EBITDA by 152% to $5.8 million on 64% higher revenue.

o USA INTERNET COMMERCE GROUP grew revenue by 70% to $240.4 million and EBITDA by 88% to $44.6 million. The group is comprised of HSN.com, Hotel Reservations Network, Ticketmaster.com and Match.com.

o USA plans for its Operating Businesses to grow revenue and EBITDA by 15% in 2002. Whereas for the fourth quarter, Operating Business EBITDA is expected to decline by 12% to 16% on flatish revenue growth, due mostly to the continuing affects of the national tragedy, including an accelerated downward impact on the advertising market.



                                 MEDIA RELEASE

152 West 57th Street, 42nd Floor New York, New York 10019 212.314.7300 Fax 212.314.7309

                                                                          2 of 9

FINANCIAL RESULTS

On a comparative pro forma basis, USA reported the following, excluding discontinued operations (USA Broadcasting):


                                                     ACTUAL      PRO FORMA
     ($ IN MILLIONS)                                 Q3 01          Q3 00      GROWTH
                                                     ------        -------     ------
     REVENUES - OPERATING BUSINESSES
     Cable and studios......................        $  398.2     $  336.0        19%
     Electronic retailing - U.S.............           396.4        368.8         8%
     Electronic retailing - Germany.........            60.0         62.7        (4%)
     Ticketing..............................           133.9        124.9         7%
     Hotel reservations.....................           151.2         94.6        60%
     Teleservices...........................            72.6         70.2         4%
     Personals..............................            12.5          7.6        64%
     Intersegment elimination...............            (4.1)          --
                                                    ---------    --------
         SUB-TOTAL - OPERATING..............         1,220.7      1,064.9        15%
     Euro exchange rate fluctuation (a).....            (9.1)        (8.9)

     REVENUES - EMERGING BUSINESSES

     Citysearch and related.................            11.1         14.0
     Styleclick.............................             0.9          5.3
     Electronic Commerce Solutions..........             4.8          7.2
     HSN - other international..............             6.2          4.4
     USA Films..............................            16.0         14.5
     TRIO, NWI, Crime and emerging media....             5.8          8.6
                                                    --------     --------
         SUB-TOTAL - EMERGING...............            44.8         53.9
                                                    --------     --------      -----
         TOTAL..............................        $1,256.3     $1,109.9        13%
                                                    ========     ========      =====

     EBITDA - OPERATING BUSINESSES

     Cable and studios......................        $  155.2     $  118.5        31%
     Electronic retailing - U.S.............            48.9         53.9        (9%)
     Electronic retailing - Germany.........            (5.0)         5.8      (185%)
     Ticketing..............................            19.0         16.7        14%
     Hotel reservations.....................            21.8         13.9        57%
     Teleservices...........................             7.9         11.1       (29%)
     Personals..............................             5.8          2.3       152%
     Corporate and other....................            (8.1)        (6.3)
                                                    ---------    ---------     -----
         SUB-TOTAL - OPERATING..............           245.6        215.8        14%
     Euro exchange rate fluctuation (a).....             0.9         (0.9)

     EBITDA - EMERGING BUSINESSES

     Citysearch and related.................           (10.8)       (16.3)
     Styleclick.............................            (1.8)        (8.7)
     Electronic Commerce Solutions..........           (12.6)        (8.0)
     HSN - other international..............            (7.5)        (4.6)
     USA Films..............................             0.4         (5.8)
     TRIO, NWI, Crime and emerging media....            (3.1)        (0.3)
     Intersegment elimination...............            (1.8)          --
                                                    --------     --------
         SUB-TOTAL - EMERGING...............           (37.1)       (43.8)
     Restructuring and one-time charges (b).           (12.3)       --
                                                    --------     --------
         TOTAL..............................        $  197.1     $  171.2        15%
                                                    ========     ========      =====

o Does not include pro forma results for Expedia, the acquisition of which is expected to close by year-end 2001.
o Excludes results from USA Broadcasting, the sale of which to Univision was announced in December 2000.
o Presented as if the acquisition of Styleclick had occurred at the beginning of the periods presented.
o EBITDA is defined as net income plus (1) provision for income taxes, (2) minority interest, (3) interest income and expense, (4) depreciation and amortization, (5) amortization of cable distribution fees ($10 million & $8.8 million, respectively), and (6) amortization of non-cash distribution, marketing, and compensation expenses.
(a) In order to present comparable results for HSN Germany, the results have been translated from Euros to U.S. dollars at a constant exchange rate.
(b) Represents non-recurring costs related to restructuring operations, employee terminations and benefits.


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                                                                          3 of 9

BUSINESS MIX

66% of USA's Q3 revenue came from direct consumer transactions, 20% was derived from subscriptions and production fees, and 14% was advertising-related. The operating businesses reported the following:


                                                               ACTUAL     PRO FORMA
     ($ IN MILLIONS)                                           Q3 01        Q3 00      GROWTH       MIX
                                                               ------      -------     ------       ---
     REVENUES - OPERATING BUSINESSES
     Entertainment...................................          $  398.2    $  336.0       19%       33%
     Electronic retailing............................             456.4       431.5        6%       37%
     Information and Services........................             370.2       297.3       25%       30%
     Intersegment elimination........................              (4.1)         --                  0%
                                                               --------    --------       ---      ----
         TOTAL.......................................          $1,220.7    $1,064.9       15%      100%
                                                               ========    ========       ===      ====

     EBITDA - OPERATING BUSINESSES

     Entertainment...................................            $155.2      $118.5       31%       63%
     Electronic retailing............................              43.9        59.7      (26%)      18%
     Information and Services........................              54.5        44.0       24%       22%
     Corporate and other.............................              (8.1)       (6.3)                (3%)
                                                               --------    --------       ---      ----
         TOTAL.......................................            $245.6      $215.8       14%      100%
                                                               ========    ========       ===      ====


CASH NET INCOME AND EARNINGS PER SHARE

                                                                               PRO FORMA (a) (b)
                                                                 Q3 01 (a)            Q3 00
                                                                 -----                ------
     Fully converted cash net income per share.......               0.10               0.10
     Fully converted earnings per share..............              (0.01)             (0.02)

     Cash net income per share.......................               0.13               0.16
     Basic loss per share............................              (0.08)             (0.08)


(a) Amounts based on net income before gain on sale of broadcasting stations in Q3 '01 and before loss from discontinued operations in Q3 '00 of $14.4 million.
(b) Excluding one-time income / (expense) of ($18.9 million), pre-tax in Q3 '01, and $74.1 million, pre-tax, in Q3 `00.

Universal and Liberty own a significant portion of their interests in USA through USA subsidiaries. This structure can cause USA to record net losses in situations where net income would otherwise have been recorded if their ownership were entirely in USA common stock. Fully converted earnings and fully converted cash net income reflect the impact as if all shares exchangeable into common stock had been exchanged during the period.


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                                                                          4 of 9

ENTERTAINMENT HIGHLIGHTS

USA NETWORK grew EBITDA by 31% to $113.7 million on 7% higher revenue of $214.0 million. Approximately half of USA's growth was attributable to a special $16 million adjustment relating to affiliate fees.

o USA tied as basic cable's second highest rated network in primetime, with a 1.7 average rating in Q3 '01.

o Excluding WWF from Q3 `00, USA increased its primetime delivery by 16% in Adults 18-49 and 12% in A25-54. In Sales Prime (7-11 pm), USA increased delivery by 18% in A18-49 and 15% in A25-54 excluding WWF from Q3 `00.

o     The PRIMETIME MOVIE increased delivery of Adults 25-54 by 22%.

o     Sunday Prime averaged a 1.6 rating, up 23% from the comparative period.

o     The DAYTIME MOVIE increased its rating by 33% versus Q3 `00.

o The 2001 U.S. OPEN averaged a 1.9 rating in primetime, a 36% increase from last year. The Sampras /Agassi quarterfinal match on September 5 drew 3.4 million household viewers, becoming the most watched tennis telecast ever on cable.

SCI FI increased EBITDA by 6% to $23.9 million on 2% lower revenue of $63.1 million.

o SCI FI averaged a 0.8 rating in primetime and increased its average household delivery by 5% to 609,000, a Q3 record.

o SCI FI continues to have the highest concentration of adult viewers 25-54 of any network on television, while ranking in the top 10 among basic cable networks in its delivery of Adults, Women and Men 25-54 and 18-49.

o     SCI FI is the #1 provider of original scripted series in cable primetime.

STUDIOS USA, net, grew EBITDA by 99% to $17.6 million on 71% higher revenue of $121.1 million.

o 20.7 million watched LAW & ORDER's season premiere, a 16% increase from last season and its 12-year best premiere.

o LAW & ORDER: SPECIAL VICTIMS UNIT, only in its third season, recently broke into the Top 10 among all primetime series and its season premiere delivered 18% more viewers than its 2000 premiere.

o LAW & ORDER: CRIMINAL INTENT premiered as NBC's highest rated show on Sunday night.

o THE DISTRICT, in its second season on CBS, continues as the highest rated network show in Saturday primetime.

o CROSSING OVER WITH JOHN EDWARD is averaging 2.4 rating in syndication, the top rated new first-run series show in '01.

o Studios USA is a leading producer of primetime and first-run syndicated programming, including two of the top four syndicated talk shows and two of the top seven primetime dramas.


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                                                                          5 of 9

ENTERTAINMENT HIGHLIGHTS (CONTINUED)


CABLE AND STUDIOS:

                                                             Q3 01      Q3 00     GROWTH
                                                             -----      -----     ------
Revenue ($ IN MILLIONS):

    USA Network.................................             $214.0     $200.5        7%*
    SCI FI......................................               63.1       64.6       (2%)
    Studios, net................................              121.1       71.0       71%
                                                             ------     ------     -----
          Total.................................             $398.2     $336.0       19%
                                                             ======     ======     =====

EBITDA ($ IN MILLIONS):
    USA Network.................................             $113.7      $87.2       31%*
    SCI FI......................................               23.9       22.4        6%
    Studios, net................................               17.6        8.8       99%
                                                             ------     ------     -----
          Total.................................             $155.2     $118.5       31%
                                                             ======     ======     =====

Households (IN MILLIONS @ 9/30):

    USA Network.................................               84.3       79.4        7%
    SCI FI......................................               74.7       65.1       15%

Advertising and other revenue / affiliate revenue:

    USA Network mix.............................               55:45      58:42
    SCI FI mix..................................               61:39      63:37


* USA's revenue would have declined by 2%, and EBITDA would have increased by 12%, had it not been for a special $16 million adjustment to affiliate fees.


USA FILMS

USA Films' upcoming release MONSOON WEDDING was awarded the Golden Lion (the top prize) at the 2001 Venice Film Festival. USA Films' theatrical releases in Q3 were WET HOT AMERICAN SUMMER, SESSION 9 and MAYBE BABY. USA Home Entertainment announced direct-to-video releases PRANCER RETURNS and the 2-DVD set ULTIMATE JORDAN, following Michael Jordan's announced return to professional basketball.


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                                                                          6 of 9


ELECTRONIC RETAILING HIGHLIGHTS

HSN's EBITDA declined by 9% to $48.9 million on 8% higher revenue of $396.4 million in the United States. Its Q3 results were impacted by a dramatic, but relatively short-lived, decline in viewership following the national tragedy.

o HSN ceased its live programming shortly after the September 11th attacks and aired live news programming from USA Cable's NWI. During the respite, HSN developed the HSN Firefighter's and Police Officer's Family Fund, raising over $250,000 for the families of injured and fallen heroes.

o HSN added approximately 641,000 new customers during the quarter and reduced the number of fulfillment related customer service calls by 8%.

o HSN's new distribution facility in Fontana, California is expected to reduce shipping times by as much as one-third to west coast customers.

o HSN.com increased revenue by 246% to $33 million in Q3, and now represents 10% of HSN's on air sales.

o     Off-air sales (continuity and upsells) increased by 55% in Q3.

o In a contextualized commerce test with ABC, both networks sold products that were embedded into the storylines of ALL MY CHILDREN. The test generated sales-per-minute at a rate 10 times higher than HSN's average.



                                                                    Q3 01      Q3 00   GROWTH
                                                                    -----      -----   ------
Units shipped (IN MILLIONS)..........................                8.8        8.6       2%
Gross profit %.......................................               32.0%      34.6%
Return rate..........................................               19.4%      19.8%
Average price point..................................              $48.15     $48.02
Product mix:
         Homegoods...................................               52%        48%
         Jewelry.....................................               24%        26%
         Health / Beauty.............................               10%        12%
         Apparel / Accessories.......................               14%        14%

HSN cable / DBS homes (IN MILLIONS @ 9/30)...........               71.5       64.9      10%
HSN total homes (IN MILLIONS @ 9/30).................               82.8       75.9       9%

HSN - GERMANY / OTHER INTERNATIONAL

o HSN's performance in Germany was disappointing in part due to operating challenges associated with the addition of 4 live hours of programming earlier this year. Its EBITDA fell to a loss of $5 million, on 4% lower revenue.

o Home Shopping Europe has launched a new service in the United Kingdom, initially reaching 5.6 million households.

o HSN is the world's most distributed television retailer with services in 8 languages reaching more than 160 million homes in 14 countries.


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                                                                          7 of 9


ELECTRONIC RETAILING HIGHLIGHTS (CONTINUED)


                                                                     TV HOUSEHOLDS
                                                                 ----------------------------      LIVE HOURS
                                                                 9/01          9/00    GROWTH      DAILY 9/01       STAKE
                                                                 ----          ----    ------      ----------       -----
Consolidated Services:                                                 (IN MILLIONS @ 9/30)
     Germany (includes Austria / Switzerland)..............        29.5        28.8        0.7     20 hours           42%
     Home Shopping Espanol (U.S. / Puerto Rico)............         5.9         5.1        0.8     18 hours          100%
     Home Shopping Espanol (Mexico)........................         2.4        --          2.4      4 hours          100%

Unconsolidated Services:
     TVSN (China)..........................................        28.8        22.4        6.4      5 hours           21%
     Shop Channel (Japan) .................................        10.9         8.6        2.3     12 hours           30%
     Italy.................................................         9.4        --          9.4     10 hours           33%
     Belgium / The Netherlands.............................         2.5        --          2.5      8 hours           47%
     France / Belgium......................................         1.7         1.4        0.3      8 hours           47%
     U.K. (launched on 10/17/01)...........................         5.6        --          5.6     12 hours           47%

INFORMATION & SERVICES HIGHLIGHTS

TICKETMASTER grew ticketing EBITDA by 14% to $19 million on 7% higher revenue of $133.9 million, despite the negative impact the events of September 11th had on ticketing sales and events surrounding that date.

o Online ticket sales accounted for 31.9% of total tickets sold by Ticketmaster, compared to 25.6% in Q3 '00.

o MATCH.COM increased the number of paying subscribers to more than 250,000, a 61% increase from 12/00. Match.com earned a record $5.8 million in EBITDA in Q3.

o CITYSEARCH and its related properties topped more than 100 million monthly pageviews in July and August.

o Citysearch introduced its "Anything/Anywhere" search engine, broadly expanding the local content available on the site.

o Citysearch's "Best Of" logged more than 3 million votes as users helped to define the best of their city.

o     Ticketmaster is the world's leading ticketing and access company.


                                                                   Q3 01       Q3 00     GROWTH
                                                                   -----       -----     ------
     Number of tickets sold (IN MILLIONS)............              19.3        20.2       (5%)
     Gross value of tickets sold (IN MILLIONS).......              $788        $782        1%
     Revenue per ticket..............................              $6.20       $5.67       9%
     Share of tickets sold online....................              31.9%       25.6%
     Top-selling events in Q3 '01....................              Ringling Brothers, Tool, Neil Diamond, WWF, Aerosmith and
                                                                   the New York Yankees.


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INFORMATION & SERVICES HIGHLIGHTS (CONTINUED)

HOTEL RESERVATIONS NETWORK increased EBITDA by 57% to $21.8 million on 60% higher revenue of $151.2 million, its best quarter in its 10-year history.

o HRN expanded into 25 new cities and sold more than 1.2 million room nights during Q3.

o HRN now has approximately 22,800 mostly-exclusive affiliates under contract.

o     HRN is the #1 provider of discount hotel accommodations worldwide.


                                                                Q3 01       Q3 00      GROWTH
                                                                -----       -----      ------

     Hotel room nights sold..........................        1,227,422     716,600        71%
     Affiliates (including TravelNow)................           22,793      13,400        70%
     Properties......................................            3,890       2,100        85%
     Cities served (AS OF 9/30)......................              171          83       106%


PRECISION RESPONSE decreased EBITDA by 29% to $7.9 million on 4% higher revenue of $72.6 million.

o PRC's business continues to be adversely affected by an economy-related slowdown in the outsourcing of customer care programs.

o Precision Response Corporation is a global leader in Customer Relationship Management (CRM) and outsourced customer care.

SHARES OUTSTANDING, MARKET CAPITALIZATION, NET DEBT

As of October 15, 2001, USA had outstanding 738.2 million shares, including exchangeable securities, with an aggregate market capitalization of approximately $15 billion. USA has no net debt and $420 million in consolidated net cash, including that of its public subsidiaries and an advance receivable to Universal. Net cash, excluding new investments, is expected to increase to approximately $700 million by year-end, pro forma for the receipt of additional cash proceeds from the sale of USA Broadcasting to Univision.

STATEMENTS OF OPERATIONS

The actual results are not comparable due to:
1) the acquisition of Precision Response in April, 2000;
2) the acquisition of Styleclick.com in August 2000; and
3) Ticketmaster's acquisition of TicketWeb in May 2000.



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                                                                          9 of 9


ANALYST CONFERENCE CALL

USA Networks, Inc. will audiocast its conference call with analysts and investors discussing the company's third quarter financial results on Wednesday, October 24, 2001, at 11:00 a.m. Eastern Time (ET). The live audiocast is open to the public at WWW.USANETWORKS.COM/INVESTOR.RELATIONS. A replay of the audiocast will begin approximately one hour after its completion at WWW.USANETWORKS.COM/INVESTOR.RELATIONS.

IMPORTANT DISCLOSURES / LEGEND AND FORWARD LOOKING STATEMENTS / FOOTNOTES

USA and Expedia have filed a joint prospectus/proxy statement and will file other relevant documents concerning USA's acquisition of Expedia with the Securities and Exchange Commission ("SEC"). INVESTORS ARE URGED TO READ THE JOINT PROSPECTUS/PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED IN THE FUTURE WITH THE SEC BECAUSE THOSE DOCUMENTS CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain such documents free of charge at the SEC's website at www.sec.gov. In addition, such documents may also be obtained free of charge by contacting USA Networks, Inc., 152 West 57th Street, New York, New York, 10019, Attention: Investor Relations, or Expedia, Inc., 13810 SE Eastgate Way, Suite 400, Bellevue, WA 98005, Attention: Investor Relations.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are necessarily estimates reflecting the best judgment of the senior management of USA and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth herein and in the documents USA files with the Securities and Exchange Commission. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, without limitation: material adverse changes in economic conditions generally or in the markets served by USA, material changes in inflation, future regulatory and legislative actions affecting USA's operating areas, competition from others, product demand and market acceptance, the ability to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms, the ability to expand into and successfully operate in foreign markets, and obtaining and retaining skilled workers and key executives. The words "estimate," "project," "intend," "expect," "believe" and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. USA does not undertake any obligation to update or revise these forward-looking statements, whether as a result of new information, future events or any other reason.

The financial, statistical and other information contained in this press release and its attachments is unaudited. USA Network and SCI FI ratings and household delivery data per NMR Galaxy Explorer for NHI defined periods versus comparable periods. Subscriber counts based on Nielsen People Meter Installed Sample, September `01 vs. `00. All ratings within each network's coverage area. Studios' syndicated program ratings per NSS (GAA % where applicable), and broadcast network data per NTI for comparable time periods. Subject to qualifications. Online retail market data per PhocusWright (2001). Internet and television retailing market information sources include, but are not limited to Boston Consulting Group / Shop.org (May 2001), Jupiter (December 2000, August 2000, December 1999), Forrester (July 2000), and various other published industry and Wall Street analyst research. Operating metrics in this press release are pro forma for the pending transactions.

ABOUT USA NETWORKS, INC.

USA Networks, Inc. (NASDAQ: USAI), is focused on the new convergence of entertainment, information and direct selling. The Company is organized within two groups, the Entertainment Group and the Interactive Group, comprised of interrelated business divisions which include the following assets: USA Entertainment's USA Network, SCI FI Channel, TRIO, NWI, Crime, Studios USA, and USA Films; and USA Interactive's HSN, HSN International, HSN Interactive, Ticketmaster (NASDAQ: TMCS), which operates Citysearch and Match.com, Hotel Reservations Network (NASDAQ: ROOM), Electronic Commerce Solutions, Styleclick (NASDAQ: IBUY) and Precision Response Corporation.

CONTACTS:         USA COMMUNICATIONS:           USA INVESTOR RELATIONS:
                  Adrienne Becker               Roger Clark
                  212-314-7254                  212-314-7400

                               USA NETWORKS, INC. AND SUBSIDIARIES
                      Business Segment Information - Continuing Operations
                                            Unaudited
                                       ( $ IN THOUSANDS )


                                                      THREE MONTHS ENDED SEPTEMBER 30,
                                                   ACTUAL       PRO FORMA (A)    ACTUAL
                                                ------------    -------------  -----------
                                                    2001            2000          2000
                                                ------------    -------------  -----------
REVENUES - OPERATING BUSINESSES

   Cable and studios                             $   398,211    $   336,047    $   336,047
   Electronic retailing - U.S.                       396,435        368,773        368,773
   Electronic retailing - Germany                     59,952         62,741         62,741
   Ticketing                                         133,897        124,929        124,929
   Hotel reservations                                151,242         94,619         94,619
   Teleservices                                       72,610         70,162         70,162
   Match                                              12,477          7,600          7,600
   Intersegment Elimination                           (4,128)            --             --
                                                 -----------    -----------    -----------
     SUB-TOTAL                                     1,220,696      1,064,871      1,064,871
   Euro's exchange rate fluctuation (c)               (9,134)        (8,900)        (8,900)

REVENUES - EMERGING BUSINESSES

   Citysearch                                         11,079         13,962         13,962
   Styleclick                                            901          5,291          5,147
   Electronic Commerce Solutions                       4,817          7,174          7,174
   HSN - international and other                       6,194          4,444          4,444
   USA Films                                          15,995         14,468         14,468
   Trio, NWI, Crime, other emerging media              5,784          8,591          8,591
                                                 -----------    -----------    -----------
     SUB-TOTAL                                        44,770         53,930         53,786
                                                 -----------    -----------    -----------
     TOTAL                                       $ 1,256,332    $ 1,109,901    $ 1,109,757
                                                 ===========    ===========    ===========

EBITDA - OPERATING BUSINESSES (B)                         --             --
   Cable and studios                             $   155,198    $   118,453    $   118,453
   Electronic retailing - U.S.                        48,898         53,798         53,798
   Electronic retailing - Germany                     (4,955)         5,799          5,799
   Ticketing                                          19,020         16,655         16,655
   Hotel reservations                                 21,776         13,907         13,907
   Teleservices                                        7,879         11,120         11,120
   Match                                               5,801          2,300          2,300
   Corporate and other                                (8,061)        (6,195)        (6,195)
                                                 -----------    -----------    -----------
     SUB-TOTAL                                       245,556        215,837        215,837
   Euro's exchange rate fluctuation (c)                  946           (877)          (877)

EBITDA - EMERGING BUSINESSES

   Citysearch                                        (10,791)       (16,264)       (16,264)
   Styleclick                                         (1,785)        (8,734)        (7,290)
   Electronic Commerce Solutions                     (12,628)        (8,001)        (8,001)
   HSN - international and other                      (7,456)        (4,620)        (4,620)
   USA Films                                             446         (5,819)        (5,819)
   Trio, NWI, Crime, other emerging media             (3,057)          (339)          (339)
   Intersegment Elimination                           (1,837)            --             --
                                                 -----------    -----------    -----------
     SUB-TOTAL                                       (37,108)       (43,777)       (42,333)
                                                 -----------    -----------    -----------
   Restructuring charge and one-time items (d)       (12,250)            --             --
                                                 -----------    -----------    -----------
     TOTAL                                       $   197,144    $   171,183    $   172,627
                                                 ===========    ===========    ===========

   (a) Presented as if the acquisition of Styleclick had occurred at the beginning of the period presented.
   (b) EBITDA is defined as net income plus, (1) provision for income taxes, (2) minority interest, (3) interest income and expense, (4) depreciation and amortization, (5) amortization of cable distribution fees of $9,986 and $8,845, respectively, and (6) amortization of non-cash distribution and marketing expense and non-cash compensation expense.
   (c) In order to present comparable results for HSN Germany, the results have been translated from Euros to U.S. dollars at a constant exchange rate.
   (d) Represents non-recurring costs related to restructuring operations, employee terminations and benefits.

                       USA NETWORKS, INC. AND SUBSIDIARIES
              Business Segment Information - Continuing Operations
                                    Unaudited
                               ( $ IN THOUSANDS )



                                                      NINE MONTHS ENDED SEPTEMBER 30,
                                                   ACTUAL       PRO FORMA (A)    ACTUAL
                                                 -----------    -------------  -----------
                                                    2001            2000          2000
                                                 -----------    -------------  -----------
REVENUES - OPERATING BUSINESSES

   Cable and studios                             $ 1,280,065    $ 1,105,688    $ 1,105,688
   Electronic retailing - U.S.                     1,163,629      1,071,202      1,071,202
   Electronic retailing - Germany                    219,007        185,677        185,677
   Ticketing                                         447,904        395,909        395,909
   Hotel reservations                                394,830        227,964        227,964
   Teleservices                                      228,926        210,023        140,374
   Match                                              31,686         21,978         21,978
   Intersegment Elimination                          (10,659)            --             --
                                                 -----------    -----------    -----------
     SUB-TOTAL                                     3,755,388      3,218,441      3,148,792
   Euro's exchange rate fluctuation (c)              (36,613)       (23,457)       (23,457)

REVENUES - EMERGING BUSINESSES

   Citysearch                                         35,852         36,798         36,798
   Styleclick                                          7,358         19,445         17,556
   Electronic Commerce Solutions                      15,560         15,634         15,634
   HSN - international and other                      18,225         11,901         11,901
   USA Films                                         129,562         65,548         65,548
   Trio, NWI, Crime, other emerging media             18,125         12,862         12,862
                                                 -----------    -----------    -----------
     SUB-TOTAL                                       224,682        162,188        160,299
                                                 -----------    -----------    -----------
     TOTAL                                       $ 3,943,457    $ 3,357,172    $ 3,285,634
                                                 ===========    ===========    ===========

EBITDA - OPERATING BUSINESSES (B)                                        --             --
   Cable and studios                             $   489,907    $   396,580    $   396,580
   Electronic retailing - U.S.                       155,840        162,048        162,048
   Electronic retailing - Germany                      6,554         19,199         19,199
   Ticketing                                          84,774         75,606         75,606
   Hotel reservations                                 58,592         35,004         35,004
   Teleservices                                       28,079         32,508         23,047
   Match                                               8,909          4,862          4,862
   Corporate and other                               (24,173)       (28,902)       (28,902)
                                                 -----------    -----------    -----------
     SUB-TOTAL                                       808,482        696,905        687,444
   Euro's exchange rate fluctuation (c)                 (982)        (2,486)        (2,486)
   Nonrecurring charges (d)                               --         (1,498)        (1,498)

EBITDA - EMERGING BUSINESSES

   Citysearch                                        (33,593)       (51,453)       (51,453)
   Styleclick                                        (18,063)       (34,593)       (23,628)
   Electronic Commerce Solutions                     (27,723)       (19,847)       (19,847)
   HSN - international and other                     (21,364)        (8,570)        (8,570)
   USA Films                                              43         (5,971)        (5,971)
   Trio, NWI, Crime, other emerging media             (7,110)        (4,602)        (4,602)
   Intersegment Elimination                           (5,786)            --             --
                                                 -----------    -----------    -----------
     SUB-TOTAL                                      (113,596)      (125,036)      (114,071)
                                                 -----------    -----------    -----------
   Restructuring charge and one-time items (e)       (17,023)            --             --
                                                 -----------    -----------    -----------
     TOTAL                                       $   676,881    $   567,885    $   569,389
                                                 ===========    ===========    ===========

   (a) Presented as if the acquisitions of Precision Response and Styleclick had occurred at the beginning of the period presented.
   (b) EBITDA is defined as net income plus, (1) provision for income taxes, (2) minority interest, (3) interest income and expense, (4) depreciation and amortization, (5) amortization of cable distribution fees of $29,384 and $25,335, respectively, and (6) amortization of non-cash distribution and marketing expense and non-cash compensation expense.
   (c) In order to present comparable results for HSN Germany, the results have been translated from Euros to U.S. dollars at a constant exchange rate.
   (d) Represents one-time credits recognized in Q1 '00 by HSN in connection with a favorable settlement of litigation relating to an HSN broadcasting affiliation agreement ($4,661) and a cable affiliation agreement ($1,647). In addition, as part of a resignation agreement with a senior executive, the Company recorded a one-time compensation expense related to a consulting arrangement.
   (e) Represents non-recurring costs related to consolidating Styleclick's operations in Chicago and the shutdown of the Firstauction.com website, as well as non-recurring costs related to restructuring operations, employee terminations and benefits.

                       USA NETWORKS, INC. AND SUBSIDIARIES
                 Condensed Consolidated Statements of Operations
                                    Unaudited
                    ( $ IN THOUSANDS, EXCEPT PER SHARE DATA )


                                                                           THREE MONTHS ENDED SEPTEMBER 30,
                                                                        ACTUAL       PRO FORMA (A)     ACTUAL
                                                                      -----------    -------------  -----------
                                                                         2001            2000           2000
                                                                      -----------    -------------  -----------

Revenues, net                                                         $ 1,256,332    $ 1,109,901    $ 1,109,757

Operating costs and expenses:
   Costs related to revenues                                              746,661        669,148        669,087
   Other costs and expenses                                               312,527        269,570        268,043
   Amortization of non cash distribution and marketing expense (b)          5,218          2,692          2,692
   Amortization of non cash compensation expense (c)                        1,268          1,235          1,235
   Amortization of cable distribution fees                                  9,986          8,845          8,845
   Depreciation and amortization                                          142,948        141,702        137,012
                                                                      -----------    -----------    -----------
     Total operating costs and expenses                                 1,218,608      1,093,192      1,086,914
                                                                      -----------    -----------    -----------
     Operating income                                                      37,724         16,709         22,843

Interest expense, net                                                     (10,131)        (8,240)        (8,178)
Other, net                                                                (12,943)        69,920         69,920
                                                                      -----------    -----------    -----------
     Earnings before income taxes and minority interest                    14,650         78,389         84,585

Income tax expense                                                        (21,901)       (25,612)       (27,452)
Minority interest                                                         (33,192)       (66,708)       (63,005)
                                                                      -----------    -----------    -----------
Net loss from continuing operations (d)                               $   (40,443)   $   (13,931)   $    (5,872)
                                                                      ===========    ===========    ===========

Net loss from continuing operations, excluding one-time charges and            --             --
  non-operating gains                                                 $   (29,612)   $   (30,497)   $   (22,438)
                                                                      ===========    ===========    ===========

Fully converted net earnings from continuing operations,
  excluding one-time charges and non-operating gains                  $    (4,874)   $   (12,905)   $    (1,444)
                                                                      ===========    ===========    ===========

Weighted average basic shares                                             376,415        367,799        367,799
                                                                      ===========    ===========    ===========
Weighted average fully converted shares                                   737,568        728,952        728,952
                                                                      ===========    ===========    ===========

EPS FROM CONTINUING OPERATIONS

Basic loss per share                                                  $      (.11)   $      (.04)   $      (.02)
                                                                      ===========    ===========    ===========
Basic loss per share, excluding one-time charges
  and non-operating gains                                             $      (.08)   $      (.08)   $      (.06)
                                                                      ===========    ===========    ===========
Fully converted earnings per share, excluding
  one-time charges                                                    $      (.01)   $      (.02)   $      (.00)
                                                                      ===========    ===========    ===========

EBITDA (E)                                                            $   197,144    $   171,183    $   172,627
                                                                      ===========    ===========    ===========

(a) Presented as if the acquisition of Styleclick had occurred at the beginning of the period presented.
(b) Amortization of warrants and stock issued in exchange for distribution and marketing services.
(c) Expense relates to the Company's bonus stock purchase program and restricted stock awards.
(d) Q3 '01 excludes the gain on sale of of broadcasting stations, the sale of which to Univision was announced in December 2000 The Company estimates the gain will be in the $425 million - $450 million range and will be disclosed in the Company's 10-Q. Q3 '00 excludes the results of USA Broadcasting. The results for the discontinued operations was an after tax loss of $14,367.
(e) EBITDA is defined as net income plus, (1) provision for income taxes, (2) minority interest, (3) interest income and expense, (4) depreciation and amortization, (5) amortization of cable distribution fees of $9,986and $8,845, respectively, and (6) amortization of non-cash distribution and marketing expense and non-cash compensation expense.

                       USA NETWORKS, INC. AND SUBSIDIARIES
                 Condensed Consolidated Statements of Operations
                                    Unaudited
                    ( $ IN THOUSANDS, EXCEPT PER SHARE DATA )


                                                                                   NINE MONTHS ENDED SEPTEMBER 30,
                                                                      PRO FORMA (A)    ACTUAL     PRO FORMA (A)(B)   ACTUAL
                                                                      -------------  -----------  ---------------- -----------
                                                                           2001         2001         2000             2000
                                                                      -------------  -----------  ---------------- -----------
Revenues, net                                                         $ 3,943,457    $ 3,943,457    $ 3,357,172    $ 3,285,634

Operating costs and expenses:
   Costs related to revenues                                            2,378,486      2,378,486      2,011,081      1,956,591
   Other costs and expenses                                               888,090        888,090        778,206        759,654
   Amortization of non cash distribution and marketing expense (c)         19,866         19,866          4,566          4,566
   Amortization of non cash compensation expense (d)                        5,431          5,431          7,391          7,391
   Amortization of cable distribution fees                                 29,384         29,384         25,335         25,335
   Depreciation and amortization                                          427,077        427,077        419,936        369,970
                                                                      -----------    -----------    -----------    -----------
     Total operating costs and expenses                                 3,748,334      3,748,334      3,246,515      3,123,507
                                                                      -----------    -----------    -----------    -----------
     Operating income                                                     195,123        195,123        110,657        162,127

Interest expense, net                                                     (34,462)       (34,462)       (24,702)       (23,955)
Other, net                                                                (33,196)       (33,196)        67,354         67,360
                                                                      -----------    -----------    -----------    -----------
     Earnings before income taxes and minority interest                   127,465        127,465        153,309        205,532

Income tax expense                                                        (69,579)       (71,191)       (80,093)       (86,523)
Minority interest                                                        (127,526)      (124,378)      (139,170)      (145,300)
                                                                      -----------    -----------    -----------    -----------
     Loss from continuing operations (e)                              $   (69,640)   $   (68,104)   $   (65,954)   $   (26,291)
                                                                      ===========    ===========    ===========    ===========


Net loss from continuing operations, excluding one-time charges and
  non-operating gains                                                 $   (56,075)   $   (54,539)   $   (78,672)   $   (39,009)
                                                                      ===========    ===========    ===========    ===========

Fully converted net earnings from continuing operations,
  excluding one-time charges and non-operating gains                  $    34,463    $    36,005    $   (22,665)   $    38,927
                                                                      ===========    ===========    ===========    ===========

Weighted average basic shares                                             373,227        373,227        363,980        355,184
                                                                      ===========    ===========    ===========    ===========
Weighted average fully converted shares                                   759,661        759,661        725,133        743,960
                                                                      ===========    ===========    ===========    ===========

EPS FROM CONTINUING OPERATIONS

Basic loss per share                                                  $      (.19)   $      (.18)   $      (.18)   $      (.07)
                                                                      ===========    ===========    ===========    ===========
Basic loss per share, excluding one-time charges
  and non-operating gains                                             $      (.15)   $      (.15)   $      (.22)   $      (.11)
                                                                      ===========    ===========    ===========    ===========
Fully converted earnings per share, excluding
  one-time charges                                                    $       .05    $       .05    $      (.03)   $       .05
                                                                      ===========    ===========    ===========    ===========

EBITDA (F)                                                            $   676,881    $   676,881    $   567,885    $   569,389
                                                                      ===========    ===========    ===========    ===========

(a) Presented as if the merger of Ticketmaster and TMCS had occurred at the beginning of the period presented. The merger has no impact on revenues or EBITDA. Pro forma results reflect the impact of the merger on minority interest and income taxes.
(b) Presented as if the acquisitions of Precision Response and Styleclick had occurred at the beginning of the period presented.
(c) Amortization of warrants and stock issued in exchange for distribution and marketing services.
(d) Expense relates to the Company's bonus stock purchase program and restricted stock awards.
(e) Loss from continuing operations is calculated before the impact of the cumulative effect of adoption of SOP 00-2, "Accounting by Producers and Distributors of Films", of $9.2 million and the gain on sale of of broadcasting stations, the sale of which to Univision was announced in December 2000. The Company estimates the gain will be in the $475 million
      - $500 million range and will be disclosed in the Company's 10-Q. Q3 '00 excludes the results of USA Broadcasting. The results for the discontinued operations was an after tax loss of $41,407.
(f) EBITDA is defined as net income plus, (1) provision for income taxes, (2) minority interest, (3) interest income and expense, (4) depreciation and amortization, (5) amortization of cable distribution fees of $29,384 and $25,335 respectively, and (6) amortization of non-cash distribution and marketing expense and non-cash compensation expense.

                       USA NETWORKS, INC. AND SUBSIDIARIES
   EPS AND CASH NET INCOME RECONCILIATION INFORMATION - CONTINUING OPERATIONS
                                    UNAUDITED
                    ( $ IN THOUSANDS, EXCEPT PER SHARE DATA )


                                                                             THREE MONTHS ENDED SEPTEMBER 30,
                                                                             ACTUAL   PRO FORMA (A)   ACTUAL
                                                                           ---------- ------------- ----------
                                                                              2001         2000        2000
                                                                           ---------- ------------- ----------
BASIC LOSS PER SHARE:

  Net loss                                                                ($  40,443) ($  13,931)  ($   5,872)
  Impact of unusual items, net of tax and minority interest (b)               10,831     (16,566)     (16,566)
                                                                           ---------   ---------    ---------
  BASIC LOSS, EXCLUDING UNUSUAL ITEMS (B)                                  $ (29,612)  $ (30,497)   $ (22,438)
                                                                           =========   =========    =========

Weighted average basic shares                                                376,415     367,799      367,799
                                                                           =========   =========    =========

  Basic loss per share:                                                    $    (.11)  $    (.04)   $    (.02)
                                                                           =========   =========    =========
  Basic loss per share excluding unusual items (b)                         $    (.08)  $    (.08)   $    (.06)
                                                                           =========   =========    =========



CASH NET INCOME:

  Net loss                                                                 $ (40,443)  $ (13,931)   ($  5,872)
  Impact of goodwill amortization, net of tax and minority interest           79,119      89,243       76,042
                                                                           ---------   ---------    ---------
  CASH NET INCOME                                                             38,676      75,312       70,170
  Impact of unusual items, net of tax and minority interest (b)               10,831     (16,566)     (16,566)
                                                                           ---------   ---------    ---------
  CASH NET INCOME, EXCLUDING UNUSUAL ITEMS (B)                             $  49,507   $  58,746    $  53,604
                                                                           =========   =========    =========

Weighted average basic shares                                                376,415     367,799      367,799
                                                                           =========   =========    =========

  Cash net income per share                                                $     .10   $     .20    $     .19
                                                                           =========   =========    =========
  Cash net income per share, excluding unusual items (b)                   $     .13   $     .16    $     .15
                                                                           =========   =========    =========


FULLY CONVERTED NET EARNINGS:

  Net loss                                                                 $ (40,443)  $ (13,931)   $  (5,872)
  Impact of minority interest, net of tax                                     23,221      46,055       49,457
                                                                           ---------   ---------    ---------
  FULLY CONVERTED NET EARNINGS                                               (17,222)     32,124       43,585
  Impact of unusual items, net of tax and minority interest (b)               12,348     (45,029)     (45,029)
                                                                           ---------   ---------    ---------
  FULLY CONVERTED NET EARNINGS, EXCLUDING UNUSUAL ITEMS (B)                $  (4,874)  $ (12,905)   $  (1,444)
                                                                           =========   =========    =========

Weighted average fully converted shares                                      737,568     728,952      728,952
                                                                           =========   =========    =========

  Fully converted earnings per share                                       $    (.02)  $     .04    $     .06
                                                                           =========   =========    =========
  Fully converted earnings per share, excluding unusual items (b)          $    (.01)  $    (.02)   $    (.00)
                                                                           =========   =========    =========



FULLY CONVERTED CASH NET INCOME:

  Net loss                                                                 $ (40,443)  $ (13,931)   $  (5,872)
  Impact of minority interest, net of tax                                     23,221      46,055       49,457
  Impact of goodwill amortization, net of tax and minority interest           79,119      89,243       76,042
                                                                           ---------   ---------    ---------
  FULLY CONVERTED CASH NET INCOME                                             61,897     121,367      119,627
  Impact of unusual items, net of tax and minority interest (b)               12,348     (45,029)     (45,029)
                                                                           ---------   ---------    ---------
  FULLY CONVERTED CASH NET INCOME, EXCLUDING UNUSUAL ITEMS (B)             $  74,245   $  76,338    $  74,598
                                                                           =========   =========    =========

Weighted average fully converted shares                                      737,568     754,750      754,750
                                                                           =========   =========    =========

  Fully converted cash net income per share                                $     .08   $     .16    $     .16
                                                                           =========   =========    =========
  Fully converted cash net income per share, excluding unusual items (b)   $     .10   $     .10    $     .10
                                                                           =========   =========    =========


(a) Presented as if the acquisition of Styleclick had occurred at the beginning of the period presented.
(b)  Excludes one time charges and non-operating gains.

                       USA NETWORKS, INC. AND SUBSIDIARIES
              EPS AND CASH NET INCOME RECONCILIATION INFORMATION -
      CONTINUING OPERATIONS, BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE
                                    UNAUDITED
                    ( $ IN THOUSANDS, EXCEPT PER SHARE DATA )


                                                                     NINE MONTHS ENDED SEPTEMBER 30,
                                                                   PRO FORMA (A)    ACTUAL    PRO FORMA (A)(B)     ACTUAL
                                                                   ------------- -----------  ---------------  -------------
                                                                       2001          2001        2000              2000
                                                                   ------------- -----------  ---------------  -------------
BASIC LOSS PER SHARE:

  Net loss                                                         ($  69,640)   ($  68,104)    ($  65,954)     ($  26,291)
  Impact of unusual items, net of tax and minority interest (c)        13,565        13,565        (12,718)        (12,718)
                                                                   ----------    ----------     ----------      ----------
  BASIC LOSS, EXCLUDING UNUSUAL ITEMS (C)                           $ (56,075)    $ (54,539)     $ (78,672)      $ (39,009)
                                                                   ==========    ==========     ==========      ==========

Weighted average basic shares                                         373,227       373,227        363,980         355,184
                                                                   ==========    ==========     ==========      ==========

  Basic loss per share:                                             $    (.19)    $    (.18)     $    (.18)      $    (.07)
                                                                   ==========    ==========     ==========      ==========
  Basic loss per share excluding unusual items (c)                  $    (.15)    $    (.15)     $    (.22)      $    (.11)
                                                                   ==========    ==========     ==========      ==========


FULLY CONVERTED NET EARNINGS:

  Net loss                                                          $ (69,640)    $ (68,104)     $ (65,954)      $ (26,291)
  Impact of minority interest, net of tax                              84,125        84,131         85,427         107,356
                                                                   ----------    ----------     ----------      ----------
  FULLY CONVERTED NET EARNINGS                                         14,485        16,027         19,473          81,065
  Impact of unusual items, net of tax and minority interest (c)        19,978        19,978        (42,138)        (42,138)
                                                                   ----------    ----------     ----------      ----------
  FULLY CONVERTED NET EARNINGS, EXCLUDING UNUSUAL ITEMS (C)         $  34,463     $  36,005      $ (22,665)      $  38,927
                                                                   ==========    ==========     ==========      ==========

Weighted average fully converted shares                               759,661       759,661        725,133         743,960
                                                                   ==========    ==========     ==========      ==========

  Fully converted earnings per share                                $     .02     $     .02      $     .03       $     .11
                                                                   ==========    ==========     ==========      ==========
  Fully converted earnings per share, excluding unusual items (c)   $     .05     $     .05      $    (.03)      $     .05
                                                                   ==========    ==========     ==========      ==========

(a) Presented as if the merger of Ticketmaster and TMCS had occurred at the beginning of the period presented. The merger has no impact on revenues or EBITDA. Pro forma results reflect the impact of the merger on minority interest and income taxes.
(b) Presented as if the acquisitions of Styleclick and Precision Response Corp. had occurred at the beginning of the period presented.
(c)  Excludes one time charges and non-operating gains.